Exhibit 23(j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A, No. 033-54445) of Federated Institutional Trust, and to the incorporation by reference of our report dated September 19, 2007 on the Federated Government Ultrashort Duration Fund (one of the portfolios constituting Federated Institutional Trust) included in the Annual Reports to Shareholder for the year ended July 31, 2007.



                                                       ERNST & YOUNG LLP

Boston, Massachusetts
September 25, 2007